Exhibit 23.1

CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Ask Jeeves, Inc. Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan, the 1998-A Direct Hit Stock Plan and the 1999 Non-Officer Equity Incentive Plan (No. 333-33694), the 1999 Equity Incentive Plan, and the 1999 Employee Stock Purchasing Plan (No. 333-88435), the 1999 Equity Incentive Plan, as Amended through May 25, 2000 and the 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 (No. 333-97405), the Net Effect Systems, Inc. 1997 Stock Plan (No. 333-95687), the 1999 Equity Incentive Plan, as amended through May 25, 2000, the 1999 Employee Stock Purchase Plan, as amended through May 25, 2000, and the 1999 Non-Qualified Incentive Plan, as amended through January 1, 2001 (No. 333-73400), the 1999 Equity Incentive Plan, as amended, and the 1999 Employee Stock Purchase Plan, as amended (Nos. 333-105271 and 333-116145), and the Interactive Search Holdings, Inc. 2001 Equity Incentive Plan, as amended, and 2003 Equity Incentive Plan (No. 333-116143), and the Ask Jeeves, Inc. Registration Statements on Form S-3 pertaining to resale of the Zero Coupon Convertible Subordinated Notes (No. 333-108932) and the offering of up to $400 million in primary securities on a delayed or continuous basis (No. 333-116256), and in each of the related Prospectuses of Ask Jeeves, Inc. of our report dated March 1, 2004, with respect to the consolidated balance sheets of Interactive Search Holdings, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2003 and 2002 and for the period from February 16, 2001 (date of inception) to December 31, 2001, which report appears in this amended Current Report on Form 8-K/A of Ask Jeeves, Inc. filed with the Securities and Exchange Commission.

    Our report contains an explanatory paragraph indicating that Interactive Search Holdings, Inc. adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

/s/ KPMG LLP

New York, New York
July 20, 2004